Exhibit 99.1

FOR IMMEDIATE RELEASE

TPT Global Tech, Inc’s. Subsidiary, “TPT SpeedConnect”, Announces the Completion of its First 3GHz Network Deployment adding another Valuable Technology as the Company Continues to Upgrade its 5GHz and 2GHz Rural Broadband Network

SAN DIEGO, CA / ACCESSWIRE / May 21, 2021 / TPT Global Tech, Inc. (“TPTW” or the “Company”) (OTC: TPTW) today announced that its “TPT Speed Connect” subsidiary has completed its first 3GHz Network deployment in Texas in its continuing efforts to upgrade its Mid-American overall network for rural broadband and positions itself for faster growth. Now that our initial 3GHz sites in the San Angelo area are completed, additional 3 GHz deployments will be added to the company’s already completed 2GHZ, 5Ghz upgrades in the TPT Speedconnect network across Arizona, Idaho, Montana, South Dakota, Michigan, Iowa, Illinois, and Nebraska. With the installation of this new technology, the company will now be able to take advantage of the recently expanded CBRS spectrum, allowing TPT to greatly improve speeds and further enhance services for its rural customers.

Upon completion of the full network, the company will be in a position to service and manage up to 30,000 customers across 11 states and position to move forward with an advertising and marketing campaign showcasing the greater reliability, increased speeds, and additional services it will have to offer as it seeks to substantially and rapidly grow its customer base. To date, the feedback from customers that have experienced the new network has been even better than was expected.

“We are being as aggressive as possible in instituting upgrades and additional service offerings through our TPT Speed Connect subsidiary and this announcement is yet another example of how quickly we are moving,” said Stephen Thomas, CEO of TPT Global Tech. “While this has been a long time coming, the pace at which we are moving now is emblematic of the progress we are making in this critical part of our business. TPT Speed Connect is leading the way for all of our subsidiary businesses and we expect even bigger and better things from our efforts as we continue to upgrade and expand services in this area.”

About TPT Global Tech

TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology, and product distribution, media content for domestic and international syndication as well as technology solutions. It’s TPT MedTech subsidiary is a provider of Covid/Health testing services on a global scale and its industry-leading platforms are helping travelers get back to travel, events take place, and generally speaking helping life get back to a new normal. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media, and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories, and Global Roaming Cell phones.

About Streakwave Wireless

Streakwave Wireless, Inc. is a global value-added distributor with its corporate headquarters in San Jose, CA. Sales and distribution facilities are located in Salt Lake City, UT, and Cincinnati, OH. Streakwave also operates international business units in Melbourne, Australia, and Canterbury, New Zealand. Streakwave offers complete lines of wireless broadband networking equipment, telecommunication solutions, IP surveillance/security systems, IP telephony, and power management technologies from top-tier manufacturers. Primarily, Streakwave serves the enterprise, education, government, healthcare, security, service provider, hospitality, oil and gas, and telecommunication markets.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

Shep Doniger
561-637-5750
sdoniger@bdcginc.com

IR-Frank Benedetto
619-915-9422

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